Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contacts	Media Contacts
Linda Ventresca	Joseph Kuo / Caroline Gentile
AXIS Capital Holdings Limited	Kekst and Company
info@axiscapital.com	(212) 521-4800
(441) 297-9513

AXIS CAPITAL ANNOUNCES FIRST QUARTER NET INCOME OF $195.2 MILLION

Pembroke, Bermuda, May 4, 2006 — AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE: AXS) today reported net income available to common shareholders for the quarter ended March 31, 2006 of $195.2 million, or $1.19 per diluted common share, compared with $151.8 million, or $0.95 per diluted common share, for the quarter ended March 31, 2005.

Net income excluding net realized losses on investments, net of tax, for the first quarter of 2006 was $205.2 million, or $1.25 per diluted share, compared with $152.7 million, or $0.95 per diluted common share, for the quarter ended March 31, 2005. This same item excluding foreign exchange gains (losses), net of tax, for the first quarter of 2006 was $196.2 million, or $1.20 per diluted common share, compared with $175.7 million, or $1.10 per diluted common share, for the quarter ended March 31, 2005.

Net income excluding net realized losses on investments, net of tax, and net income excluding net realized losses on investments and foreign exchange gains (losses), net of tax, are non-GAAP financial measures. Reconciliations of these measures to net income are presented at the end of this release.

AXIS Capital Holdings Limited  106 Pitts Bay Road  Pembroke, Bermuda  HM08
Tel. 441.296.2600  Fax 441.296.3140
www.axiscapital.com

Operating highlights for the first quarter of 2006 included the following:

•        Gross premiums written of $1,164.7 million were in line with gross premiums written of $1,198.7 million in the first quarter of 2005;

•        Net premiums earned of $633.6 million were in line with net premiums earned of $625.6 million in the first quarter of 2005;

•        Combined ratio of 79.5% included favorable prior period reserve development of $61.1 million, or 9.6 percentage points.

•        Total pre-tax investment income, including net realized losses, increased by 60.9% to $82.6 million. The increase was primarily due to a combination of higher investment balances, higher investment yields and increased investment income from other investments;

•        Net income available to common shareholders of $195.2 million increased 28.6% due to stable underwriting income and increased investment income;

•        Annualized return on average common shareholders’ equity of 25.4% was achieved during the quarter; and

•        Diluted book value per common share increased 2.8% from December 31, 2005 to $19.72.

Commenting on the first quarter 2006 results, John Charman, Chief Executive Officer and President of AXIS Capital, stated:  “Our annualized return on average common equity of 25.4% for this first quarter of 2006 is a powerful testament to the core earnings power of our franchise and includes strong underwriting income and substantially increased investment income.

Within a week of Hurricane Katrina, we immediately repositioned our underwriting and risk management at AXIS to maximize the inevitable opportunities in the catastrophe-exposed areas of our business and to simultaneously mitigate volatility in the portfolio throughout the year. Our uncompromising pricing strategy coupled with our more refined determination of risk have been adjusted to take into account the increased cost of capital associated with catastrophe-exposed business. Excluding the impact of unfavorable exchange movements, our gross premiums were in line with those of last year. Competition increased in geographies and lines of business not exposed to peak natural perils, but we have remained committed to maintaining the highest

AXIS Capital Holdings Limited  106 Pitts Bay Road  Pembroke, Bermuda  HM08
Tel. 441.296.2600  Fax 441.296.3140
www.axiscapital.com

standards of underwriting discipline, we continue to be strategically and financially well placed to select the very best opportunities in all areas. We expect that the structural shift in the marketplace commenced last year will intensify and broaden throughout the year and our underwriting operations are prepared to take advantage of these positive developments.”

Operating Results

Gross premiums written decreased by 2.8%, or $34.0 million, from 2005 and were derived 37.5% from our insurance segment and 62.5% from our reinsurance segment compared to 35.8% and 64.2%, respectively, for the first quarter of 2005. Excluding the impact of unfavorable exchange movements, gross premiums written were flat. Our combined ratio of 79.5% for the current quarter was comparable with 78.3% for the first quarter of 2005.

Insurance Segment

Our insurance segment reported gross premiums written of $437.0 million in the quarter, up 1.8% from the first quarter of 2005. The increase was driven by our U.S. insurance segment which experienced an increase in premiums written of 28.4%, or $50.3 million. This was due to premium growth from our property account and from our expanded professional lines business. The increase in U.S. insurance was largely offset by a 16.9%, or $42.5 million, decrease in gross premiums written in our global insurance segment where short-tail lines other than offshore energy and catastrophe-exposed U.S. property generally continued to experience increased competition. In particular, we significantly reduced the level of terrorism and war and aviation business written in the current quarter. Gross premiums written also declined in our marine book due to delayed renewals, non-renewals and one-time business written in 2005 that was not repeated in 2006. Gross premiums written in our political risk line of business declined primarily due to the cancellation of a significant multi-year contract written in 2005.

Net premiums written for the quarter ended March 31, 2006 of $275.2 million were down 6.6% from the comparative quarter of 2005. This was driven by the combination of a decline in global insurance gross premiums written and an increase in gross premiums written that were subject to reinsurance cessions in U.S. insurance.

AXIS Capital Holdings Limited  106 Pitts Bay Road  Pembroke, Bermuda  HM08
Tel. 441.296.2600  Fax 441.296.3140
www.axiscapital.com

Our insurance segment reported a combined ratio of 70.2% for the quarter compared to 63.1% in the first quarter of 2005. This was as a result of an increase in our net loss and loss expense ratio from 42.6% to 48.4% for the quarter ended March 31, 2006. The insurance segment experienced favorable prior period reserve development from short-tail lines of $65.9 million, compared to favorable development of $62.1 million in the first quarter 2005.

Reinsurance Segment

Gross premiums written in our reinsurance segment decreased by 5.4%, or $41.8 million, for the quarter ended March 31, 2006 compared to the same period of 2005. The decrease was driven by a stronger U.S. dollar exchange rate against the Euro and Sterling at January 1, 2006 compared to January 1, 2005, resulting in a decline of approximately $43.0 million in gross premiums written during the current quarter. In addition, we have recalibrated our internal catastrophe models for increased severity and frequency in advance of the changes in commercial models and simultaneously restructured participation in various programs. This led to a reduction in our catastrophe business as business that did not meet our requirements on this basis was declined. This reduction was offset by growth in other parts of the reinsurance book, particularly our liability line and engineering business.

Our reinsurance segment reported a combined ratio of 85.3% compared to 90.8% in the first quarter of 2005. The reduction was primarily due to a 3.3 percentage point reduction in the net loss and loss expense ratio driven by limited catastrophe activity in the quarter compared to the first quarter of 2005, which included windstorm Erwin. Our reinsurance segment experienced adverse prior period reserve development of $4.8 million, or 1.6 percentage points, in the quarter. The adverse development was due to a modest increase in the segment’s net loss estimates for Katrina, Rita and Wilma. We experienced favorable development of $4.6 million, or 1.5 percentage points, in the first quarter of 2005.

Interest Expense

Interest expense for the quarter was $8.1 million, consistent with the quarter ended March 31, 2005. Interest expense consists of interest due on outstanding debt, the amortization of debt

AXIS Capital Holdings Limited  106 Pitts Bay Road  Pembroke, Bermuda  HM08
Tel. 441.296.2600  Fax 441.296.3140
www.axiscapital.com

offering expenses and offering discounts and fees relating to our credit facility. Our outstanding debt relates to $500.0 million of senior unsecured debt issued on November 15, 2004.

Preferred Dividends

Preferred dividends were $9.6 million in the quarter ended March 31, 2006 and related to dividends declared on our Series A and B preferred shares which were issued in September and November 2005, respectively.

Investments

Total pre-tax investment income, which included $93.6 million in net investment income and $10.9 million in realized losses, was up 60.9%, or $31.3 million, from the first quarter of 2005. This increase principally reflects the positive impact of higher average yields and higher average investment balances on cash and fixed income securities and includes an increase of $10.5 million in investment income from our other investments.

Capitalization / Shareholders’ Equity

Total capitalization at March 31, 2006 was $4.1 billion, including $499.0 million of long-term debt and $500.0 million of preferred equity, compared to $4.0 billion, including $499.0 million of long-term debt and $500.0 million of preferred equity, at December 31, 2005.

At March 31, 2006, diluted book value per common share was $19.72 and book value per common share was $21.00. Diluted book value per share is a non-GAAP financial measure. A reconciliation of this measure to shareholders’ equity is presented at the end of this release.

AXIS Capital Holdings Limited  106 Pitts Bay Road  Pembroke, Bermuda  HM08
Tel. 441.296.2600  Fax 441.296.3140
www.axiscapital.com

Conference Call

We will host a conference call on Friday May 5, 2006 at 8:00 AM (Eastern) to discuss the first quarter financial results and related matters. This presentation will be available through an audio webcast accessible through the Investor Information section of our website at www.axiscapital.com.

In addition, a financial supplement relating to our financial results for the quarter ended March 31, 2006 is available in the Investor Information section of our website.

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at March 31, 2006 in excess of $3.6 billion and locations in Bermuda, the United States, Europe and Singapore. Its operating subsidiaries have been assigned a rating of “A” (“Excellent”) by A.M. Best and a rating of “A” (“Strong”) by Standard & Poor’s. AXIS Capital has been assigned a senior unsecured debt rating of Baa1 (stable) by Moody’s Investors Service and BBB+ (stable) by Standard & Poor’s. For more information about AXIS Capital, visit our website at www.axiscapital.com.

AXIS Capital Holdings Limited  106 Pitts Bay Road  Pembroke, Bermuda  HM08
Tel. 441.296.2600  Fax 441.296.3140
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
UNAUDITED CONSOLIDATED BALANCE SHEETS
As at March 31, 2006 and December 31, 2005
(Expressed in thousands of U.S. dollars)

	March 31, 2006	December 31, 2005
Assets
Cash and cash equivalents	$1,511,619	$1,280,990
Fixed maturity investments at fair market value	6,047,556	6,012,425
Other investments	543,866	409,504
Accrued interest receivable	58,602	59,784
Securities lending collateral	984,847	998,349
Insurance and reinsurance balances receivable	1,316,318	1,026,975
Deferred acquisition costs	266,566	196,388
Prepaid reinsurance premiums	295,215	281,579
Reinsurance recoverable	1,475,506	1,518,110
Intangible assets	36,056	37,013
Other assets	119,504	104,859
Total Assets	$12,655,655	$11,925,976

Liabilities
Reserve for losses and loss expenses	$4,813,516	$4,743,338
Unearned premiums	2,132,841	1,760,467
Insurance and reinsurance balances payable	311,933	314,232
Accounts payable and accrued expenses	84,357	101,179
Securities lending payable	982,499	995,287
Net payable for investments purchased	186,208	76
Debt	499,073	499,046
Total Liabilities	9,010,427	8,413,625

Shareholders’ Equity
Series A preferred shares	125	125
Series B preferred shares	31	31
Common shares	1,872	1,861
Additional paid-in capital	2,405,448	2,386,200
Accumulated other comprehensive loss	(134,238)	(77,798)
Retained earnings	1,371,990	1,201,932
Total Shareholders’ Equity	3,645,228	3,512,351
Total Liabilities & Shareholders’ Equity	$12,655,655	$11,925,976

AXIS Capital Holdings Limited  106 Pitts Bay Road  Pembroke, Bermuda  HM08
Tel. 441.296.2600  Fax 441.296.3140
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
For the quarters ended March 31, 2006 and 2005
(Expressed in thousands of U.S. dollars, except share and per share amounts)

	Quarters ended March 31,
	2006	2005
Revenues
Gross premiums written	$1,164,740	$1,198,699
Premiums ceded	(172,412)	(136,628)
Change in unearned premiums	(358,734)	(436,481)
Net premiums earned	633,594	625,590

Net investment income	93,568	52,758
Net realized losses	(10,929)	(1,393)
Other insurance related (loss) income	624	(68)
Total revenues	716,857	676,887

Expenses
Net losses and loss expenses	358,658	344,290
Acquisition costs	89,704	91,301
General and administrative expenses	55,411	54,302
Foreign exchange (gains) losses	(9,264)	23,418
Interest expense	8,085	8,078
Total expenses	502,594	521,389

Income before income taxes	214,263	155,498
Income tax expense	(9,447)	(3,699)
Net Income	204,816	151,799
Preferred share dividends	(9,631)	—

Net Income available to common shareholders	$195,185	$151,799
Weighted average common shares and common share equivalents—basic	149,314,313	146,635,717

Weighted average common shares and common share equivalents—diluted	163,554,990	160,429,657

Net income per share—basic	$1.31	$1.04

Net income per share—diluted	$1.19	$0.95

Insurance Ratios
Loss ratio	56.6%	55.0%
Expense ratio	22.9%	23.3%
Combined ratio	79.5%	78.3%

AXIS Capital Holdings Limited  106 Pitts Bay Road  Pembroke, Bermuda  HM08
Tel. 441.296.2600  Fax 441.296.3140
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
UNAUDITED CONSOLIDATED SEGMENTAL DATA
Quarter ended March 31, 2006

	Global Insurance	U.S. Insurance	Total Insurance	Reinsurance	Corporate	Total

Revenues:
Gross premiums written	$209,798	$227,252	$437,050	$727,690	$—	$1,164,740
Net premiums written	157,186	117,964	275,150	717,178	—	992,328
Net premiums earned	185,199	137,514	322,713	310,881	—	633,594
Other insurance related income	—	624	624	—	—	624
Expenses:
Net losses and loss expenses	(80,439)	(75,731)	(156,170)	(202,488)	—	(358,658)
Acquisition costs	(27,389)	(10,067)	(37,456)	(52,248)	—	(89,704)
General and administrative expenses	(9,868)	(23,187)	(33,055)	(10,714)	—	(43,769)
Underwriting income (a)	67,503	29,153	96,656	45,431	—	142,087

Corporate expenses					(11,642)	(11,642)
Net investment income					93,568	93,568
Realized losses on investments					(10,929)	(10,929)
Foreign exchange gains					9,264	9,264
Interest expense					(8,085)	(8,085)
Income before income taxes						$214,263

Net loss and loss expense ratio	43.4%	55.1%	48.4%	65.1%		56.6%
Acquisition cost ratio	14.8%	7.3%	11.6%	16.8%		14.2%
General and administrative expense ratio	5.3%	16.9%	10.2%	3.4%	1.8%	8.7%
Combined ratio	63.5%	79.3%	70.2%	85.3%	1.8%	79.5%

(a) The Company utilizes underwriting income as a measure of underwriting profitability as it evaluates profitability solely on underwriting related revenues and costs. Items not considered to be part of underwriting include corporate expenses, investment income, realized losses and gains on the sale of investments, foreign exchange and interest expense. These items are evaluated separately from our underwriting results. Underwriting income takes into account net premiums earned and other insurance related income as revenue and net losses and loss expenses, acquisition costs and underwriting related general and administrative expenses as expenses. Underwriting income is the difference between the revenue and expense items.

AXIS Capital Holdings Limited  106 Pitts Bay Road  Pembroke, Bermuda  HM08
Tel. 441.296.2600  Fax 441.296.3140
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
UNAUDITED CONSOLIDATED SEGMENTAL DATA
Quarter ended March 31, 2005

	Global Insurance	U.S. Insurance	Total Insurance	Reinsurance	Corporate	Total

Revenues:
Gross premiums written	$252,323	$176,926	$429,249	$769,450	—	$1,198,699
Net premiums written	203,430	91,232	294,662	767,409	—	1,062,071
Net premiums earned	216,858	106,501	323,359	302,231	—	625,590
Other insurance related (loss) income	(238)	20	(218)	150	—	(68)
Expenses:
Net losses and loss expenses	(65,895)	(71,718)	(137,613)	(206,677)	—	(344,290)
Acquisition costs	(33,082)	(3,044)	(36,126)	(55,175)	—	(91,301)
General and administrative expenses	(9,852)	(20,311)	(30,163)	(12,301)	—	(42,464)
Underwriting income(a)	107,791	11,448	119,239	28,228	—	147,467

Corporate expenses					(11,838)	(11,838)
Net investment income					52,758	52,758
Realized losses on investments					(1,393)	(1,393)
Foreign exchange losses					(23,418)	(23,418)
Interest expense					(8,078)	(8,078)
Income before income taxes						$155,498

Net loss and loss expense ratio	30.4%	67.3%	42.6%	68.4%		55.0%
Acquisition cost ratio	15.3%	2.9%	11.2%	18.3%		14.6%
General and administrative expense ratio	4.5%	19.1%	9.3%	4.1%	1.9%	8.7%
Combined ratio	50.2%	89.3%	63.1%	90.8%	1.9%	78.3%

(a)  The Company utilizes underwriting income as a measure of underwriting profitability as it evaluates profitability solely on underwriting related revenues and costs. Items not considered to be part of underwriting include corporate expenses, investment income, realized losses and gains on the sale of investments, foreign exchange and interest expense. These items are evaluated separately from our underwriting results. Underwriting income takes into account net premiums earned and other insurance related income as revenue and net losses and loss expenses, acquisition costs and underwriting related general and administrative expenses as expenses. Underwriting income is the difference between the revenue and expense items.

AXIS Capital Holdings Limited  106 Pitts Bay Road  Pembroke, Bermuda  HM08
Tel. 441.296.2600  Fax 441.296.3140
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements contained in this release include our expectations regarding market conditions. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause actual events or results to be materially different from our expectations include (1) our limited operating history, (2) the occurrence of natural and man-made disasters, (3) actual claims exceeding our loss reserves, (4) the failure of any of the loss limitation methods we employ, (5) the effects of emerging claims and coverage issues, (6) the failure of our cedants to adequately evaluate risks, (7) the loss of one or more key executives (8) a decline in our ratings with rating agencies, (9) the loss of business provided to us by our major brokers, (10) changes in governmental regulations, (11) increased competition and (12) general economic conditions. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to the GAAP financial measures included within this release, we have presented “net income available to common shareholders, excluding net realized gains and losses on investments, net of tax”, “net income available to common shareholders, excluding net realized gains and losses on investments and foreign exchange, net of tax” and “diluted book value per common share,” which are non-GAAP financial measures. We have included the first and second measures as we believe that security analysts, rating agencies and investors believe that realized gains and losses and foreign exchange, where an actively managed foreign exchange program is not in place, are largely opportunistic and are a function of economic and interest rate conditions. As a result, we believe that they evaluate earnings before realized gains and losses and foreign exchange, adjusted for tax, to make performance comparisons with our industry peers. We have included the third measure because it takes into account the effect of dilutive securities and, therefore, we believe that this is a better measure of calculating shareholder returns than book value per share.

AXIS Capital Holdings Limited  106 Pitts Bay Road  Pembroke, Bermuda  HM08
Tel. 441.296.2600  Fax 441.296.3140
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURE RECONCILIATION
NET INCOME EXCLUDING REALIZED  LOSSES ON INVESTMENTS, NET OF TAX
For the quarters ended March 31, 2006 and 2005
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarters ended March 31,
	2006	2005

Net income	$195,185	$151,799

Adjustment for net realized losses on investments
	10,929	1,393
Adjustment for associated tax impact of net realized losses on investments	(943)	(457)

Net income excluding realized losses on investments, net of tax	$205,171	$152,735

Net income per share—diluted	$1.19	$0.95

Adjustment for net realized losses on investments	0.07	0.00

Adjustment for associated tax impact of net realized losses on investments
	(0.01)	0.00

Net income excluding realized losses on investments, net of tax per diluted share	$1.25	$0.95

Weighted average common shares and common share equivalents—diluted	163,554,990	160,429,657

AXIS Capital Holdings Limited  106 Pitts Bay Road  Pembroke, Bermuda  HM08
Tel. 441.296.2600  Fax 441.296.3140
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURE RECONCILIATION
NET INCOME EXCLUDING REALIZED LOSSES ON INVESTMENTS AND
FOREIGN EXCHANGE GAINS AND LOSSES, NET OF TAX
For the quarters ended March 31, 2006 and 2005
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarters ended March 31,
	2006	2005

Net income	$195,185	$151,799

Adjustment for net realized losses on investments	10,929	1,393
Adjustment for foreign exchange gains/losses	(9,264)	23,418
Adjustment for associated tax impact	(650)	(913)

Net income excluding realized losses on investments and foreign exchange, net of tax	$196,200	$175,697

Net income per share—diluted	$1.19	$0.95

Adjustment for net realized losses on investments	0.07	0.01
Adjustment for foreign exchange gains/losses	(0.06)	0.15
Adjustment for associated tax impact	(0.00)	(0.01)
Net income excluding realized losses on investments and foreign exchange, net of tax, per diluted share	$1.20	$1.10

Weighted average common shares and common share equivalents—diluted	163,554,990	160,429,657

AXIS Capital Holdings Limited  106 Pitts Bay Road  Pembroke, Bermuda  HM08
Tel. 441.296.2600  Fax 441.296.3140
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURE RECONCILIATION
DILUTED BOOK VALUE PER SHARE
As at March 31, 2006 and December 31, 2005
(Expressed in thousands of U.S. dollars, except share and per share amounts)

	March 31, 2006	December 31, 2005
Total shareholders’ equity	$3,645,228	$3,512,351
less preferred equity	(500,000)	(500,000)
Common shareholders’ equity	$3,145,228	$3,012,351

Common shares outstanding	149,752,565	148,868,759

Book value per common share	$21.00	$20.23

Common shareholders’ equity	$3,145,228	$3,012,351
add in:
proceeds on exercise of options	102,495	117,808
proceeds on exercise of warrants	244,812	244,812
Adjusted shareholders’ equity	3,492,535	3,374,971

As if converted diluted shares outstanding
Common shares outstanding	149,752,565	148,868,759
add in:
vesting of restricted stock	2,275,090	1,172,550
exercise of options	5,461,017	6,174,464
exercise of warrants	19,657,916	19,650,509

Diluted common shares outstanding	177,146,588	175,866,282

Diluted book value per common share	$19.72	$19.19

AXIS Capital Holdings Limited  106 Pitts Bay Road  Pembroke, Bermuda  HM08
Tel. 441.296.2600  Fax 441.296.3140
www.axiscapital.com